UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 29, 2024

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL  33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Immersion Corporation, a Delaware corporation (the “Company”), held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on April 29, 2024. The voting results for the matters voted on at the Annual Meeting were as follows:

1.     Election of 5 Directors: Eric Singer, William Martin, Emily Hoffman, Frederick Wasch and Elias Nader, to serve until the  annual meeting of stockholders in 2025, and until their successors are duly elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Eric Singer	16,200,848	1,155,039	5,918,800
William Martin	14,633,106	2,722,781	5,918,800
Frederick Wasch	11,402,246	5,953,641	5,918,800
Elias Nader	15,681,054	1,674,833	5,918,800
Emily S. Hoffman	15,843,324	1,512,563	5,918,800

2.     Ratification of the Appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
22,947,114	293,154	34,419	0

3.      Advisory vote on the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
15,105,408	2,212,169	38,310	5,918,800

4.     Amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
15,076,048	2,243,463	36,376	5,918,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	April 29, 2024	By:	/s/ ERIC SINGER
		Name:	Eric Singer
		Title:	Chief Executive Officer